                                                                 Exhibit 11
                                                                 ----------


                            CONRAIL INC.
                            ------------
                  EARNINGS PER SHARE COMPUTATIONS
                  -------------------------------
                  ($ In Millions Except Per Share)


                                    Quarters Ended   Nine Months Ended
                                    September 30,      September 30,
                                    --------------   -----------------

                                     1994     1993    1994     1993
                                     ----     ----    ----     ----
Primary
- -------
Income (loss) before the cumulative
effect of changes in accounting
principles(1)                        $106      $(3)    $175    $128

Dividends declared on Series A
ESOP convertible junior preferred
stock (ESOP Stock), net of
tax benefits                           (4)      (3)    (10)     (10)
                                     ----     ----    ----     ----
                                      102       (6)    165      118

Charges relative to the cumulative
effect of changes in accounting
principles (1)                                                  (74)
                                     ----     ----    ----     ----
Adjusted net income (loss)           $102      $(6)   $165     $ 44
                                     ====     ====    ====     ====

Fully Diluted
- -------------
Income (loss) before the cumulative
effect of changes in accounting
principles (1)                        106       (3)    175      128

Dividends declared on ESOP Stock,
net of tax benefits                             (3)

Nondiscretionary adjustment (2)        (1)              (5)      (4)
                                     ----     ----    ----     ----
                                      105       (6)    170      124
Charges relative to the cumulative
effect of changes in accounting
principles (1)                                                  (74)
                                     ----     ----    ----     ----
Adjusted net income (loss)           $105      $(6)   $170     $ 50
                                     ====     ====    ====     ====






                                   Page 1 of 3

                                                                 Exhibit 11
                                                                 ----------


                            CONRAIL INC.
                            ------------
                  EARNINGS PER SHARE COMPUTATIONS
                  -------------------------------
                  ($ In Millions Except Per Share)


                                    Quarters Ended         Nine Months Ended
                                    September 30,            September 30,
                                 -------------------    ----------------------

                                    1994      1993        1994        1993
                                 ---------- ---------   ----------  ----------
Weighted average number of shares
 Primary
  Weighted average number of
  common shares outstanding     78,943,971  79,507,361   79,184,111  79,701,862

  Effect of shares issuable
  under stock option plans         516,629     898,615      655,369   1,001,996
                                ----------  ----------   ----------  ----------
                                79,460,600  80,405,976   79,839,480  80,703,858
                                ==========  ==========   ==========  ==========

Fully diluted
  Weighted average number of
   common shares outstanding    78,943,971  79,507,361   79,184,111  79,701,862

  ESOP Stock                     9,863,383                9,907,107   9,956,575

  Effect of shares issuable
  under stock option plans         516,629     898,615      655,369   1,118,840
                                ----------  ----------   ----------  ----------
                                89,323,983  80,405,976   89,746,587  90,777,277
                                ==========  ==========   ==========  ==========


Income (loss) per common share
 Before the cumulative effect of
 changes in accounting principles
  Primary                           $1.29       $(.07)       $2.07       $1.47
  Fully diluted                      1.17        (.07)        1.91        1.36

Cumulative effect of changes in
accounting principles
  Primary                                                                 (.92)
  Fully diluted                                                           (.81)

Net income (loss) per common share
  Primary                           $1.29       $(.07)       $2.07       $ .55
  Fully diluted                      1.17        (.07)        1.91         .55


                                   Page 2 of 3


                                                                 Exhibit 11
                                                                 ----------


                            CONRAIL INC.
                            ------------
                  EARNINGS PER SHARE COMPUTATIONS
                  -------------------------------
[CAPTION]
                  ($ In Millions Except Per Share)



 Notes:  1.  Conrail adopted Statement of Financial Accounting
             Standards No. 106 ("Employers'Accounting for
             Postretirement Benefits Other Than Pensions") and Statement of Financial Accounting Standards No. 109 ("Accounting for Income Taxes") effective January 1, 1993. As a result, Conrail recorded cumulative after tax charges of $22 million and $52 million, respectively.

         2. Represents the increase, net of income tax benefits, in ESOP-related expenses assuming conversion of all ESOP stock to common stock.
















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